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                                   EXHIBIT 21

                              LIST OF SUBSIDIARIES



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                                                                                 Sovereign power under
Name of Subsidiary*                                                              the laws of which organized
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
Ferro Electronic Materials, Inc.                                                                  USA
Ferro Industrial Products Ltd.                                                                 Canada
Ferro B.V.                                                                            The Netherlands
   Ferro (Holland) B.V.                                                               The Netherlands
   Ferro France S.a.R.L.                                                                       France
     Ferro Chemicals S.A.                                                                      France
   Ruhr-Pulverlack G.m.b.H.                                                                   Germany
   Ferro (Deutschland) G.m.b.H.                                                               Germany
   Ferro (Italia) S.R.L.                                                                        Italy
   Ferro Industrias Quimicas S.A.                                                            Portugal
   Ferro Toyo Co., Ltd. (60%)                                               Taiwan, Republic of China
Ferro Enamel Espanola S.A.                                                                      Spain
Ege-Ferro Kimya A.S. (49.9%)                                                                   Turkey
Ferro (Great Britain) Ltd.                                                             United Kingdom
Ferro Enamel Argentina S.A.I.C.y.M.                                                         Argentina
   Minera Loma Blanca S.A.                                                                  Argentina
   Procesadora de Boratos Argentinos S.A. (50%)                                             Argentina
Ferro Enamel do Brasil, I.C.L.                                                                 Brazil
Ferro Mexicana S.A. de C.V.                                                                    Mexico
Ferro de Venezuela C.A. ( 51%)                                                              Venezuela
Ferro Corporation (Australia) Pty. Ltd.                                                     Australia
Ferro Far East, Ltd.                                                        Peoples Republic of China
Ferro (Ningbo) Powder Coatings, Ltd.                                        Peoples Republic of China
Ferro Industrial Products Limited (Taiwan)                                  Taiwan, Republic of China
Ferro (Thailand) Co., Ltd. (49%)                                                             Thailand
Ferro Japan K.K.                                                                                Japan
PT Ferro Mas Dinamika (95%)                                                                 Indonesia
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*  Percentages in parentheses indicate Ferro's ownership.

    Ferro has a number of sales and warehousing subsidiaries throughout the world which are omitted from the foregoing list because they are considered in the aggregate or individually not to constitute a significant subsidiary.